Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 4.5% to $0.6975 Per Unit and Reports Quarterly Financial Results

TULSA, OKLAHOMA, July 27, 2012 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended June 30, 2012 (the “2012 Quarter”) of $0.6975 per unit, or an annualized rate of $2.79 per unit. The declared distribution will be paid on August 17, 2012 to AHGP’s unitholders of record as of the close of trading on August 10, 2012.

The announced quarterly cash distribution represents a 19.7% increase over the $0.5825 per unit distribution (an annualized rate of $2.33 per unit) for the quarter ended June 30, 2011 (the “2011 Quarter”) and an increase of 4.5% over the first quarter 2012 distribution of $0.6675 per unit (an annualized rate of $2.67 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2012 Quarter of $1.0625 per unit, or $4.25 per unit on an annualized basis, payable on August 14, 2012 to all unitholders of record as of the close of trading on August 7, 2012. (See ARLP Press Release dated July 27, 2012.)

AHGP also reported net income for the 2012 Quarter of $54.4 million, or $0.91 per basic and diluted limited partner unit, an increase of 1.8% compared to net income for the 2011 Quarter of $53.4 million, or $0.89 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $43.1 million, or $172.4 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2012 an estimated $4.5 million to $4.75 million in general and administrative expenses.

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AHGP and ARLP will discuss their 2012 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 510-0704 and provide pass code 87258002. International callers should dial (617) 597-5362 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 62224575. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; the impact of health care legislation; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to air and water quality and miner health and safety; the ARLP Partnership’s productivity levels and margins earned on its coal sales; unexpected changes in raw material costs; unexpected changes in availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
SALES AND OPERATING REVENUES:
Coal sales	$512,505	$442,483	$942,104	$850,168
Transportation revenues	5,441	8,706	12,026	18,006
Other sales and operating revenues	11,826	6,666	19,134	12,853

Total revenues	529,772	457,855	973,264	881,027

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	334,647	284,117	608,162	540,235
Transportation expenses	5,441	8,706	12,026	18,006
Outside coal purchases	16,154	5,842	30,335	9,631
General and administrative	17,535	13,806	32,212	27,079
Depreciation, depletion and amortization	52,109	39,100	95,142	76,962

Total operating expenses	425,886	351,571	777,877	671,913
INCOME FROM OPERATIONS	103,886	106,284	195,387	209,114
Interest expense, net	(8,268)	(9,156)	(14,180)	(18,466)
Interest income	52	89	145	195
Equity in loss of affiliates, net	(4,430)	—	(8,208)	—
Other income	2,384	393	2,599	980

INCOME BEFORE INCOME TAXES	93,624	97,610	175,743	191,823
INCOME TAX EXPENSE (BENEFIT)	(257)	324	(624)	96

NET INCOME	93,881	97,286	176,367	191,727
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(39,517)	(43,874)	(72,689)	(86,808)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$54,364	$53,412	$103,678	$104,919

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.91	$0.89	$1.73	$1.75

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.6675	$0.555	$1.305	$1.0825

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,899	$281,469
Trade receivables	164,459	128,643
Other receivables	1,247	3,525
Inventories	68,652	33,837
Advance royalties	7,560	7,560
Prepaid expenses and other assets	6,690	12,022

Total current assets	262,507	467,056

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,274,804	1,974,520
Less accumulated depreciation, depletion and amortization	(797,909)	(793,200)

Total property, plant and equipment, net	1,476,895	1,181,320

OTHER ASSETS:
Advance royalties	30,848	27,916
Equity investments in affiliates	63,880	40,118
Other long-term assets	27,258	18,067

Total other assets	121,986	86,101

TOTAL ASSETS	$1,861,388	$1,734,477

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$117,245	$97,369
Due to affiliates	567	494
Accrued taxes other than income taxes	21,233	15,897
Accrued payroll and related expenses	37,049	35,876
Accrued interest	1,944	2,195
Workers’ compensation and pneumoconiosis benefits	9,466	9,511
Current capital lease obligations	1,037	676
Other current liabilities	22,352	15,326
Current maturities, long-term debt	18,000	18,000

Total current liabilities	228,893	195,344

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	691,000	686,000
Pneumoconiosis benefits	59,592	54,775
Accrued pension benefit	24,723	27,538
Workers’ compensation	72,560	64,520
Asset retirement obligations	76,220	70,836
Long-term capital lease obligations	19,115	2,497
Other liabilities	7,865	6,774

Total long-term liabilities	951,075	912,940

Total liabilities	1,179,968	1,108,284

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	439,351	414,165
Accumulated other comprehensive loss	(16,951)	(17,560)

Total AHGP Partners’ Capital	422,400	396,605
Noncontrolling interests	259,020	229,588

Total Partners’ Capital	681,420	626,193

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,861,388	$1,734,477

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$248,017	$259,741

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(238,330)	(142,433)
Changes in accounts payable and accrued liabilities	10,759	(5,524)
Proceeds from sale of property, plant and equipment	19	122
Purchase of equity investment in affiliate	(30,600)	—
Payment for acquisition of business	(100,000)	—
Payment to affiliate for development of coal reserves	(34,601)	—
Advances/loans to affiliate	(2,229)	—
Payments from affiliate	4,229
Other	429	810

Net cash used in investing activities	(390,324)	(147,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under term loan	250,000	—
Borrowings under revolving credit facility	55,000	—
Payment on term loan	(300,000)	—
Payment of debt issuance cost	(4,272)	—
Payments on capital lease obligations	(405)	(379)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(3,734)	(2,324)
Distributions paid by consolidated partnership to noncontrolling interests	(43,731)	(37,836)
Distributions paid to Partners	(78,121)	(64,802)

Net cash used in financing activities	(125,263)	(105,341)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(267,570)	7,375

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	281,469	342,237

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,899	$349,612

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests. Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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